EXHIBIT 99.1

FOR IMMEDIATE RELEASE

RESOURCE ENVIRONMENTAL GROUP SERVICES LLC, SIGNS AGREEMENT TO MERGE WITH SATELLITE ORGANIZING SOLUTIONS

NEW YORK, NY, JULY 25, 2007 - Infinity Capital Group, Inc. announced today that it has signed a merger and investment term sheet with REGS, LLC, d/b/a, Resource Environmental Group Services (REGS) and its affiliate Tactical Cleaning Company, LLC, both ("Tactical") privately held, Commerce City, CO-based, environmental services companies with approximately $6 million in combined revenue in 2006. The term sheet provides that Satellite Organizing Solutions, Inc. (Pink Sheets:
SOZG), a Portfolio Company of Infinity Capital, shall consummate a reverse triangular merger; pursuant to which, a wholly owned subsidiary shall be merged into REGS/Tactical in exchange for cash and equity consideration. Upon completion of the merger and investment transaction, Satellite Organizing Solutions, Inc. will change its name and the newly-named company's existing management team will manage the day-to-day operations of the merged entity. The parties shall use their best efforts to close the Merger on or before August 15, 2007, and shall have the right to extend the closing for up to 45 days, if necessary to complete the conditions of closing. The completion of the merger shall be subject to satisfactory completion of due diligence by the parties.

About REGS

Formed in 1994, REGS, LLC (d/b/a Resource Environmental Group Services), is a leading provider of technology-based industrial services throughout the midwest and southeast, with its headquarters in Commerce City, Colorado. Its affiliated company, TACTICAL CLEANING COMPANY, LLC, is a dedicated fixed and mobile railcar and tanker truck cleaning company with current operations in Colorado, Nebraska, Pennsylvania, and Oklahoma. In addition to servicing many small and mid-sized customers through the country, REGS has a well established network of Fortune 100 customers throughout the west and midwest. Together, REGS and Tactical currently provide industrial and tank cleaning services, environmental construction services, transportation of recovered industrial wastes, railcar and tanker truck cleaning, sludge dewatering services, and environmental and waste management services.

About Infinity Capital Group, Inc.

Infinity Capital Group, Inc., is a closed-end investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940. The business of Infinity is to seek out special situation opportunities in emerging growth companies that are in need of initial or expansion financing. Infinity provides managerial assistance and invests in publicly traded vehicles and companies desiring to become publicly traded through either a public offering, or a reverse merger with an existing publicly traded entity. In addition Infinity intends to invest in micro cap public-traded companies seeking PIPEs (Private Investment in Public Entities). Infinity believes that it will have a greater ability to raise additional capital for "follow on" rounds for portfolio companies than a traditional private venture capital fund.


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For more  information or to receive future press releases,  go to Infinity's web site through the following link: http://www.infinitybdc.com/contact.php

CONTACT: Greg Laborde, Chairman and CEO
Infinity Capital Group
80 Broad St. 5th Fl. New York, NY. 10004
212-962-4400
email: greg@infinitybdc.com

OR

CONTACT: J John Combs III, V.P., G.C.
Resource Environmental Group Services, LLC
7801 Brighton Road Commerce City, CO 80022
303-295-6297
email: john@regs-llc.com

This press release contains "forward-looking statements" within the meaning of various provisions of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, commonly identified by such terms as "believes", "looking ahead", "anticipates", "estimates" and other terms with similar meaning. Although the company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Such forward-looking statements should not be construed as fact. The information contained in such statements is beyond the ability of the Company to control, and in many cases the Company cannot predict what factors would cause results to differ materially from those indicated in such statements. All forward-looking statements in the press release are expressly qualified by these cautionary statements and by reference to the underlying assumptions.